                                              Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-44113


                           HEWLETT-PACKARD COMPANY
          Liquid Yield Option/TM/ Notes due 2017 (the "LYONs/TM/")
     Sales from CUSIP No. 428236AA1 or U42823AK7 (Unregistered LYONs) to
                   CUSIP No. 428236 AC7 (Registered LYONs)


                 Security Holder (the "Holder") Information
                 ------------------------------------------

The following sets forth information with respect to the Holder of LYONs who is proposing to sell.


1.   Full legal name of the Holder:

     Merrill Lynch Pierce Fenner & Smith Inc.
     __________________________________________________


2.   The aggregate principal amount at maturity of LYONs owned by the Holder:

     $42,651,000
      ___________________


3. The aggregate principal amount at maturity of LYONs hereby offered for the Holder's account:

     $42,651,000
      ___________________


4. The aggregate principal amount at maturity of LYONs and (if one percent or more) the percentage of the outstanding principal amount at maturity of the LYONs to be owned by the Holder upon completion of this offering:

     $0
      ___________________


     %   N/A
      ______________________


5. Any position, office or other material relationship of the Holder (other than as a customer) with Hewlett-Packard Company (the "Company") or any of its predecessors or affiliates in the past three years:

     Merrill Lynch Pierce Fenner & Smith Inc. has in the past acted and may or may not in the future act, from time to time, in a financial investment advisory capacity to the Company.
______________
/TM/ Trademark of Merrill Lynch & Co., Inc.